Exhibit 23

Consent of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 22, 2009, included in this Annual Report of the Post Properties, Inc 401(k) Plan on Form 11-K for the year ended December 31, 2008, into the Plan’s previously filed Registration Statement No. 333-00020 on Form S-8.

Atlanta, Georgia	/s/ Gifford, Hillegass & Ingwersen, LLP
June 22, 2009	Gifford, Hillegass & Ingwersen, LLP